AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 1998
                                                     REGISTRATION NO. 333-51029
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 4
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          COLLATERAL THERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)

      DELAWARE                                8731                  33-0661290
(State or other jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)    Classification Code Number)    Identification
                                                                      Number)
                              --------------------

       9360 TOWNE CENTRE DRIVE, SAN DIEGO, CALIFORNIA 92121 (619) 824-6500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -------------------

                              JACK W. REICH, PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             CHRISTOPHER J. REINHARD
                      CHIEF OPERATING AND FINANCIAL OFFICER
                          COLLATERAL THERAPEUTICS, INC.
                             9360 TOWNE CENTRE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 824-6500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------
                                 WITH COPIES TO:

      Faye H. Russell, Esq.                           Jeffrey E. Cohen, Esq.
      Maria P. Sendra, Esq.                        Carol B. Stubblefield, Esq.
   BROBECK, PHLEGER & HARRISON                           COUDERT BROTHERS
 550 West "C" Street, Suite 1300                   1114 Avenue of the Americas
   San Diego, California 92101                       New York, New York 10036
         (619) 234-1966                                   (212) 626-4400

                              --------------------

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /.

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--------------------------------------------------------------------------------

         The Registrant hereby amends this Registration Statement on Form S-1 (Req. No. 333-51029) ("Registration Statement") to deregister and remove from registration 330,000 shares of Collateral Therapeutics, Inc., Common Stock remaining unsold at the conclusion of the Offering described in the Registration Statement. The shares were the subject of an over-allotment option granted to the underwriters which was not exercised.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on the 30th day of November, 1998.

                                         COLLATERAL THERAPEUTICS, INC.

                                         By:  /S/ JACK W. REICH
                                             --------------------------------
                                                    Jack W. Reich, Ph.D.
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

         Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                                            TITLE                               DATE
    ---------                                            -----                               ----
       /s/ JACK W. REICH             Director, President and Chief Executive          November 30, 1998
----------------------------------   Officer (Principal Executive Officer)
     (Jack W. Reich, Ph.D.)

                *
----------------------------------   Director, Chief Operating and Chief              November 30, 1998
     (Christopher J. Reinhard)       Financial Officer (Principal Financial and
                                     Accounting Officer)

                *
----------------------------------   Director and Secretary                           November 30, 1998
        (Craig S. Andrews)

                *
----------------------------------   Director, Vice President, Medical Director       November 30, 1998
        (Robert L. Engler)

                *
----------------------------------   Director, Vice President, Research               November 30, 1998
        (H. Kirk Hammond)

                *
----------------------------------   Director                                         November 30, 1998
         (Elise G. Klein)

                *
----------------------------------   Director                                         November 30, 1998
         (David F. Hale)

                *
----------------------------------   Director                                         November 30, 1998
       (David E. Robinson)

 *     /S/ JACK W. REICH
----------------------------------
       (Jack W. Reich, Ph.D.)
         ATTORNEY-IN-FACT
